Exhibit 24.2

               CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation of our report, dated April 15, 1994, included in First Commerce Corporation Supplemental Tax-Deferred Savings Plan's Form 11-K for the year ended December 31, 1993, into the Corporation's previously filed Registration Statement File No. 33-28002 on Form S-8. It should be noted that we have not performed any audit procedures subsequent to the date of our report.




                                     /s/ Arthur Andersen & Co.

                                         ARTHUR ANDERSEN & CO.



New Orleans, Louisiana,
April 29, 1994